Exhibit 10.7

CONSENT TO ASSIGNMENT

THIS CONSENT (this “Consent”) is entered into as of March 21, 2013 (the “Effective Date”) by and among OSL Holdings Inc., a Nevada corporation (the “Company”), Samuel Kotch, an individual ("S. Kotch") and Benjamin Kotch, an individual (“B. Kotch”) (S. Kotch and B. Kotch, each an “Assignee” and collectively the “Assignees”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement referred to in the first recital.

W I T N E S S E T H:

WHEREAS, the Company and the Assignees entered into that certain Assignment, Termination and Release Agreement (“Agreement”) dated as of March 21, 2013 with Asher Enterprises, Inc., a Delaware corporation (“Asher” or “Assignor”), whereby Asher agreed to sell, assign, transfer and convey unto each of the Assignees, individually, 50% of (1) all of Assignor's rights to receive the Transferred Obligation pursuant to the terms of the Notes, and (2) all of the other rights and benefits of Assignor under the Notes in respect of the Transferred Obligation and (ii) the Assignees each hereby agree to be bound by the terms of the Notes (the “Assignment”);

WHEREAS, Section 4.4 of the Notes requires that any assignment of the Notes must be to an “accredited investor” as defined in Rule 501(a) of the Securities Act of 1933 and the Assignees do not meet the stated accredited investor requirements; and

WHEREAS, the Company wishes to consent to the Assignment and expressly waive the requirements under Section 4.4 of the Notes.

NOW, THEREFORE, for and in consideration of the promises and undertakings herein exchanged and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree that:

1.             Recitals.  The parties acknowledge the recitals set forth in the preamble to this Consent as true and correct and hereby incorporate said recitals herein as material representations, which are made by and among the parties.

2.             Consent. The Company hereby consents to, and approves of the Assignment providing the Assignees with all the rights, powers and privileges of a holder of the Notes and waives the requirement that any assignee of the Notes be an accredited investor.

3.             Miscellaneous.

a.	Governing Law. This Consent shall be governed by the internal laws of the State of New York without regard to principles of conflicts of laws.

b.	Entire Agreement. This is the entire agreement between the parties and supersedes any prior agreements, whether written or oral, with respect to the subject matter hereof.

c.
Successors. This Consent shall bind both the parties' heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of both parties and their respective heirs, administrators, representatives, executors, successors and assigns.

d.	Amendment. This Consent may not be modified or cancelled in any manner except by a writing signed by the parties hereto.

e.
Counterparts. This Consent may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which together shall constitute one instrument.

In Witness Whereof, the undersigned have executed this Consent to Assignment as of the Effective Date.

COMPANY:

OSL HOLDINGS INC.

By:	/s/ Bob Rothenberg
Name:	Bob Rothenberg
Title:	President

ASSIGNEES:

/s/ Samuel Kotch
SAMUEL KOTCH, an Individual

/s/ Benjamin Kotch
BENJAMIN KOTCH, an Individual

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